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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (date of earliest event reported) - June 30, 2003





                                   TXU Corp.

               (Exact name of registrant as specified in its charter)

     TEXAS                  1-12833                   75-2669310
(State or other        (Commission File            (I.R.S. Employer
jurisdiction of            Number)                Identification No.)
 incorporation)

            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
          (Address of principal executive offices, including zip code)
        Registrant's telephone number, including Area Code - 214-812-4600


                             TXU US Holdings Company
             (Exact name of registrant as specified in its charter)

     TEXAS                  1-11668                   75-1837355
(State or other        (Commission File            (I.R.S. Employer
jurisdiction of            Number)                Identification No.)
 incorporation)


            Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201-3411
          (Address of principal executive offices, including zip code)
        Registrant's telephone number, including Area Code - 214-812-4600







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All of the information contained in this Form 8-K is being filed by TXU
Corp. Certain of the information contained in this Form 8-K relates to TXU US Holdings Company (US Holdings), a wholly owned subsidiary of TXU Corp. Such information as its relates to US Holdings is being filed separately by such registrant.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

For a discussion of legislation requiring the restructuring of the electric utility industry in Texas (1999 Restructuring Legislation) and the settlement plan related to US Holdings' transition to competition pursuant to the 1999 Restructuring Legislation (Settlement Plan), reference is made to the following:
(i) Items 1. and 2. BUSINESS and PROPERTIES -- "Electric Restructuring -- Restructuring Legislation" and --"Regulatory Settlement Plan" and Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA -- Note 15 to Financial Statements in TXU Corp.'s Annual Report on Form 10-K for the year ended December 31, 2002;
(ii) Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- "Regulation and Rates -- Regulatory Settlement Plan" in TXU Corp.'s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003; (iii) Items 1. and 2. BUSINESS and PROPERTIES -- "Electric Restructuring -- Restructuring Legislation" and --"Regulatory Settlement Plan" and Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA -- Note 14 to Financial Statements in US Holdings' Annual Report on Form 10-K for the year ended December 31, 2002; and (iv) Item 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS -- "Regulation and Rates -- Regulatory Settlement Plan" in US Holdings' Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2003.

Transmission and distribution (T&D) utilities in Texas are required to file a progress report with the Public Utility Commission of Texas (PUCT) when over 35% of the residential or small commercial price-to-beat customer load that existed in the T&D utility's service territory prior to the January 1, 2002 onset of customer choice is being served by retail electric providers (REPs) other than the T&D utility's affiliated REP.

Accordingly, on June 30, 2003, Oncor Electric Delivery Company (Oncor), the
T&D utility that is a wholly owned subsidiary of TXU Corp. and US Holdings, will report to the PUCT that, as of May 31, 2003, approximately 37%, or 9,992 gigawatt hours (gWh), of the total historical small commercial customer load, as adjusted pursuant to PUCT rules, in its service territory was being served by REPs other than TXU Energy Company LLC (TXU Energy), a wholly owned subsidiary of TXU Corp. and US Holdings.

For purposes of these reports, computations of load are calculated in accordance with PUCT rules. In the case of Oncor, these rules adjust the total historical load (32,736 gWh) to remove load for small commercial customers who now exceed the 1,000 kW peak demand for the category (538 gWh) or who now are aggregated with other customers under common ownership with aggregate peak demand in excess of 1,000 kW and who have contracted with Oncor's affiliated REP, TXU Energy (5,514 gWh), resulting in an adjusted total load of approximately 26,683 gWh.

The calculations used in the PUCT report do not take into account the small commercial load that TXU Energy has gained outside of the Oncor service territory. Also the report filed by Oncor does not address the residential category where a significantly smaller percentage of the load is served by REPs other than TXU Energy.

In the event that the small commercial load in Oncor's service territory served by REPs other than TXU Energy were to exceed 40%, TXU Energy would be permitted to begin to offer all of the small commercial customers in Oncor's service territory competitive rates in addition to the price-to-beat rate. Achievement of this 40% threshold would be subject to concurrence by the PUCT. If this threshold were achieved, TXU Energy would not be obligated to make retail clawback payments to Oncor with respect to this customer category. At such time as the 40% threshold is met, TXU Energy would reassess and adjust accordingly the estimated $185 million accrual it previously recorded, which included amounts related to this customer category, that it expected to pay pursuant to the retail clawback provisions of the 1999 Restructuring Legislation and the Settlement Plan.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.


                                       TXU CORP.


                            By:       /s/ H. Dan Farell
                                   ------------------------------------------
                                   Name:  H. Dan Farell
                                   Title: Executive Vice President and Chief
                                          Financial Officer
Date:    June 30, 2003


                                TXU US HOLDINGS COMPANY


                                By:     /s/ H. Dan Farell
                                    ----------------------------------------
                                    Name:  H. Dan Farell
                                    Title: Executive Vice President and
                                           Principal Financial Officer

Date:    June 30, 2003




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